Exhibit 22.1
Subsidiary Guarantors of Registered Securities

    The following entities are subsidiaries of Sonic Automotive, Inc. (the “Issuer”) and are guarantors of the Issuer’s 6.125% Senior Subordinated Notes due 2027:

AM Realty GA, LLC
AnTrev, LLC
Arngar, Inc.
Autobahn, Inc.
EchoPark Automotive, Inc.
EchoPark AZ, LLC
EchoPark CA, LLC
EchoPark FL, LLC
EchoPark GA, LLC
EchoPark NC, LLC
EchoPark Realty CA, LLC
EchoPark Realty TX, LLC
EchoPark SC, LLC
EchoPark TX, LLC
EP Realty NC, LLC
EP Realty SC, LLC
FAA Beverley Hills, Inc.
FAA Concord H, Inc.
FAA Concord T, Inc.
FAA Holding LLC
FAA Las Vegas H, Inc.
FAA Poway H, Inc.
FAA San Bruno, Inc.
FAA Serramonte H, Inc.
FAA Serramonte L, Inc.
FirstAmerica Automotive, LLC
For Mill Ford, Inc.
Franciscan Motors, Inc.
Kramer Motors Incorporated
L Dealership Group, LLC
Marcus David Corporation
Ontario L, LLC
SAI AL HC1, Inc.
SAI AL HC2, Inc.
SAI Columbus T, LLC
SAI Irondale L, LLC
SAI Atlanta B, LLC
SAI Chamblee V, LLC
SAI Chattanooga N, LLC
SAI Cleveland N, LLC

SAI Columbus Motors, LLC
SAI Columbus T, LLC
SAI Columbus VWK, LLC
SAI Denver B, Inc.
SAI Denver M, Inc.
SAI Fairfax B, LLC
SAI FL HC2, Inc.
SAI Clearwater T, LLC
SAI FL HC3, Inc.
SAI FL HC4, Inc.
SAI FL HC7, Inc.
SAI Fort Myers B, LLC
SAI Fort Myers H, LLC
SAI Fort Myers M, LLC
SAI Fort Myers VW, LLC
SAI Irondale Imports, LLC
SAI Long Beach B, Inc.
SAI McKinney M, LLC
SAI MD HC1, Inc.
SAI Rockville L, LLC
SAI Monrovia B, Inc.
SAI Montgomery B, LLC
SAI Montgomery BCH, LLC
SAI Montgomery CH, LLC
SAI Nashville CSH, LLC
SAI Nashville H, LLC
SAI Nashville M, LLC
SAI Nashville Motors, LLC
SAI OK HC1, Inc.
SAI Orlando CS, LLC
SAI Peachtree, LLC
SAI Pensacola A, LLC
SAI Philpott T, LLC
SAI Roaring Fork LR, Inc.
SAI Rockville Imports, LLC
SAI S. Atlanta JLR, LLC
SAI TN HC1, LLC
SAI TN HC2, LLC
SAI TN HC3, LLC
SAI Tysons Corner H, LLC
SAI VA HC1, Inc.
SAI West Houston B, LLC
Santa Clara Imported Cars, Inc.
Sonic Automotive Aviation, LLC
Sonic Automotive F&I, LLC

Sonic Automotive of Chattanooga, LLC
Sonic Automotive of Nashville, LLC
Sonic Automotive of Nevada, Inc.
SAI GA HC 1, LLC
SAI Stone Mountain, LLC
Sonic Automotive Support, LLC
Sonic Automotive West, LLC
Sonic Automotive — 2752 Laurens Rd., Greeneville, Inc.
Sonic Automotive — 9103 E. Independence, NC, LLC
Sonic 2185 Chapman Rd., Chattanooga, LLC
Sonic — Buena Park H, Inc.
Sonic Calabasas M, Inc.
Sonic — Capitol Imports, Inc.
Sonic —Denver T, Inc.
Sonic Development, LLC
Sonic Divisional Operations, LLC
Sonic — Harbor City H, Inc.
Sonic — Integrity Dodge LV, LLC
Sonic — Las Vegas C West, LLC
Sonic — LS, LLC
Sonic — LS Chevrolet, LLC
Sonic — Newsome Chevrolet World, Inc.
Sonic of Texas, Inc.
Philpott Motors, LLC
Sonic Advantage PA, LLC
Sonic Automotive Aviation, LLC
Sonic Automotive of Texas, LLC
Sonic Automotive — 3401 N. Main, TX, LLC
Sonic Automotive — 4701 I-10 East, TX, LLC
Sonic — Cadillac D, LLC
Sonic — Clear Lake Volkswagen, LLC
Sonic — Fort Worth T, LLC
Sonic Houston JLR, LLC
Sonic Houston LR, LLC
Sonic — Houston V, LLC
Sonic — Jersey Village Volkswagen, LLC
Sonic — Lute Riley, LLC
Sonic Momentum B, LLC
Sonic Momentum JVP, LLC
Sonic Momentum VWA, LLC
Sonic — Richardson F, LLC
SRE Texas — 1, LLC
SRE Texas — 2, LLC
SRE Texas — 3, LLC
SRE Texas — 4, LLC

SRE Texas — 5, LLC
SRE Texas — 6, LLC
SRE Texas — 7, LLC
SRE Texas — 8, LLC
Sonic Resources, Inc.
Sonic Santa Monica M, Inc.
Sonic — Shottenkirk, Inc.
Sonic — Stevens Creek B, Inc.
Sonic — Volvo LV, LLC
Sonic Walnut Creek M, Inc.
SRE Alabama — 2, LLC
SRE Alabama — 5, LLC
SRE California — 1, LLC
SRE California — 2, LLC
SRE California — 3, LLC
SRE California — 5, LLC
SRE California — 6, LLC
SRE California — 7 SCB, LLC
SRE California — 8 SCH, LLC
SRE California – 9 BHB, LLC
SRE California 10 LBB, LLC
SRE Colorado — 1, LLC
SRE Colorado — 2, LLC
SRE Colorado — 3, LLC
SRE Colorado — 4 RF, LLC
SRE Colorado — 5 CC, LLC
SRE Florida — 1, LLC
SRE Georgia 4, LLC
SRE Georgia 5, LLC
SRE Holding, LLC
SRE Ohio 1, LLC
SRE Ohio 2, LLC
SRE Texas 10, LLC
SRE Texas 11, LLC
SRE Texas 12, LLC
SRE Texas 13, LLC
SRE Texas 14, LLC
SRE Texas 15, LLC
SRE Maryland — 1, LLC
SRE Nevada — 2, LLC
SRE North Carolina — 2, LLC
SRE North Carolina — 3, LLC
SRE Oklahoma — 2, LLC
SRE South Carolina — 2, LLC
SRE South Carolina — 3, LLC

SRE South Carolina — 4, LLC
SRE Tennessee — 1, LLC
SRE Tennessee — 2, LLC
SRE Tennessee — 3, LLC
SRE Tennessee — 4, LLC
SRE Tennessee — 5, LLC
SRE Tennessee 6, LLC
SRE Tennessee — 7, LLC
SRE Texas 9, LLC
SRE Virginia — 1, LLC
SRE Virginia — 2, LLC
Stevens Creek Cadillac, Inc.
Town and Country Ford, Incorporated
TT Denver, LLC
TTRE CO 1, LLC
Windward, Inc.